SEPARATION AND FOREBEARANCE AGREEMENT, made as of this 5th day of October, 2000 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), between Stephen B. Gray, an individual currently having an address at 9 Pavilica Road, Stockton, New Jersey 08559 ("Gray"), Kathleen D. Gray, to the limited extent as provided herein, and an individual currently having an address at 9 Pavilica Road, Stockton, New Jersey 08559 ("Kathleen Gray"), and ION Networks, Inc. a Delaware corporation currently having an address at 1551 South Washington Avenue, Piscataway, New Jersey 08854 (the "Company"). The parties referred to above are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

         WHEREAS, Gray has resigned as the Chief Executive Officer and President of the Company, and as a director of the Company; and

         WHEREAS, the parties wish to provide for their respective rights and obligations with respect to Gray's resignation from the Company and an extension of the due date for certain amounts owed by Gray to the Company.

         NOW THEREFORE, for and in consideration of the mutual promises and covenants hereinafter contained, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

         1. $200,000 Payment. Gray hereby acknowledges that he currently owes the Company an aggregate amount of Two Hundred Thousand ($200,000) Dollars, which would otherwise be due and payable now, and that in consideration of the execution and delivery of this Agreement, the Mortgage and the Guaranty (both as hereinafter defined), the Company hereby agrees to temporarily forebear such amounts due to it, and Gray hereby agrees to pay the Company such amounts, as follows:

         (a) Fifteen Thousand ($15,000) Dollars shall be paid by Gray in cash, in readily available funds, upon the execution of this Agreement;

         (b) Twenty Two Thousand ($22,000) Dollars shall be credited against payment for all of Gray's accrued and unused vacation time, such payment to be credited against such $200,000 upon the execution of this Agreement; and

         (c) One Hundred and Sixty Three Thousand ($163,000) Dollars which shall be paid by Gray in installment payments as specified hereinafter, of at least Twenty Thousand ($20,000) Dollars, with the first such installment payment due on the last to occur of (i) November 1, 2000, or (ii) the tenth business day following the date of the earnings press release by the Company for the quarter ended September 30, 2000; the second such installment payment due on December 11, 2000; the third such installment payment due on January 11, 2001; the fourth such installment payment due on February 9, 2001; the fifth such installment payment due on March 9, 2001; and the entire remaining balance due on or before March 31, 2001. This obligation shall be evidenced by a promissory note dated as of the date hereof in the form of Exhibit A hereto (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "$163,000 Note"), which shall be executed by Gray and delivered to the Company upon the execution of this Agreement .

         2. Repayment of Loan. (a) Gray has previously issued to the Company that certain promissory note dated as of June 27, 2000 in the amount of Seven Hundred and Fifty Thousand ($750,000) Dollars, plus any interest accrued thereon (the "Existing Note").

         (b) Gray acknowledges and agrees that the full $750,000 in principal and accrued interest is outstanding under the Existing Note, that the Existing Note was due in full thirty (30) days after Gray leaves the employ of the Company, and that in consideration of the execution and delivery of this Agreement, the Mortgage and the Guaranty, the Company has agreed to temporarily forebear payment, and Gray agrees to repay the $750,000 Note (as defined below) in full, together with interest accrued thereon through September 29, 2000, on April 30, 2001, in accordance with the Existing Note and First Amendment to the Existing Note (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided for therein), dated as of the date hereof, which Existing Note and Form of First Amendment to the Existing Note are both attached as Exhibit B hereto, and which First Amendment to the Existing Note shall be executed by Gray and delivered to the Company upon the execution of this Agreement. The Existing Note together with the First Amendment thereto are referred to herein as the "$750,000 Note", and, together with the $163,000 Note, the "Notes."

         3. Collateralization and Guaranty of Obligations. (a) For the purpose of securing the payment obligations pursuant to the Notes and Guaranty, Gray and Kathleen Gray shall execute and deliver to the Company upon the execution of this Agreement a mortgage in the amount of Nine Hundred and Thirteen Thousand ($913,000) Dollars, in favor of the Company, with respect to the property known as 9 Pavilica Road, Stockton, New Jersey 08559 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Mortgage"), such Mortgage attached hereto as Exhibit C. The
Mortgage shall thereafter be reduced by the amount of any payment made to the Company pursuant to the Notes, until all amounts due thereunder are fully paid. Gray and Kathleen Gray hereby represent and warrant that they own all right, title and interest in such property, free and clear of claims, liens, security interests and encumbrances (other than the Mortgage).

         (b) In addition, Kathleen Gray shall execute and deliver to the Company a Guaranty Agreement containing a continuing guaranty of the Notes (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Guaranty") upon the execution of this Agreement, such Guarantee attached hereto as Exhibit D.

         4. Stock Options. (a) The Parties understand and agree that it is anticipated that the primary source for repayment of the Notes to the Company shall be the stock options described below. For the purpose of facilitating the payments due hereunder, the Company accepts and consents to Gray's resignation as an employee, officer and director of the Company, and acknowledges that Gray will exercise and sell any stock options of the Company that he owns and that currently are exercisable, as listed in Exhibit F hereto, and Gray agrees to so exercise and sell such options in the following manner:

         (i) all exercises and sales shall be made by Gray through a brokerage firm designated by the Company (the "Broker"), provided such Broker allows the options to be exercised and sold through an irrevocable payment instruction from Gray to the Broker, pursuant to which the exercise price of any options exercised and sold will be paid with proceeds received by the Broker from the sale of the shares underlying such options; Gray further agrees that he will not exercise and sell any of the foregoing stock options other than through the Broker;

         (ii) all proceeds from such sales, not to exceed the total aggregate amount due to the Company hereunder plus the aggregate exercise price of any options sold, will be remitted by the Broker to the Company, and such proceeds (not including proceeds so remitted in connection with the payment of the aggregate exercise price) will be applied by the Company (i) first, towards payment of the exercise price of any options exercised; (ii) second, payment of withholding required under any federal, state and local tax laws or regulation (including
                  FICA) (it being understood that Gray shall pay such amounts to the Company irrespective whether any resale proceeds are received by Gray or the Company as a result of sale of the shares underlying such options); (iii) third, against the amounts due under $163,000 Note, and (iv) fourth, against the amounts due under the $750,000 Note, until all amounts due under the Notes have been paid in full. Any funds, if any, remaining after the payment of all such amounts shall be paid to Gray or as Gray may otherwise direct;

         (iii) Gray shall execute and deliver a directional agreement, attached hereto as Exhibit E, to the Broker to the same effect as specified in subparagraph (a)(ii) above.

         (b) In connection with the exercise and sale by Gray of options as specified above, the Company shall use its best efforts to register for sale under the Securities Act of 1933, as amended, the shares underlying any options owned by Gray which are currently exercisable and are not registered, within 4 days after the filing of its Report on Form 10-QSB for the quarter ended September 30, 2000. If the Company fails to or is unable to so register all of Gray's option shares (other than those pertaining to shares that have already been so registered) by December 31, 2000, then the final maturity and payment dates for the $750,000 Note shall be extended to December 31, 2001, instead of April 30, 2001.

         (c) Gray and Kathleen Gray each acknowledges and agrees with the Company that (i) any fluctuation in the value of the options or option shares are the sole risk of Gray (whether resulting from any delay or failure in the registration of the shares or otherwise), and (ii) Gray will be liable for the full amount due under the Notes, and will pay and satisfy all of his remaining obligations under the Notes in full after the application of any net proceeds from the exercise of the options and the sale of the option shares, in each case irrespective of the then fair market value of the option shares or the net amounts (if any) raised and so applied in any exercise of options and sale of option shares. To the extent that Kathleen Gray has any right, title or interest in the foregoing options or the shares underlying such options, she hereby authorizes and agrees to the foregoing exercises and sales of options, and the foregoing application of the proceeds from such exercises and sales.

         (d) The Company and Gray acknowledge that the stock options specified in Exhibit F are currently exercisable and that Gray has no claim with respect to any options other than those listed in Exhibit F.

         5. Release by Gray. (a) For and in consideration of good and valuable consideration, receipt of which is hereby acknowledged, Gray, and Kathleen Gray (individually and/or in her capacity as Gray's wife), on behalf of himself or herself and their respective heirs, family members, executors, administrators, successors and assigns, hereby fully and forever releases and discharges the Company, its present and former officers, directors, employees, agents, investors, shareholders, administrators, representatives, affiliates, divisions, subsidiaries, parent corporations, predecessor and successor corporations and assigns from any and all liability for any claim, duty, covenant, warranty, promise, undertaking, obligation, actions, suit, cause of action, debts, accounts, judgments, losses, liabilities or damages (collectively "Claims"), of whatsoever kind or nature, at law, in equity or otherwise, whether presently known or unknown, suspected or unsuspected, that Gray may possess arising from any omission, act or fact that has occurred from the beginning of time up to and including the date of this Agreement. Such released claims include, but are not limited to:

         (i) any Claims for wages, separation pay, severance pay, bonuses, accrued vacation, personal days, holidays, stock options (other than those set forth in Exhibit F) which are not currently exercisable, other benefits, attorneys fees, costs or expenses, including, without limitation, any such Claims arising out of any written or oral employment agreement with or any policy, plan or procedure of the Company;

         (ii) any other Claims arising out of Gray's employment with the Company or his resignation from the Company;

         (iii) any Claims arising under the common law, including, without limitation, all claims pursuant to public policy or tort law;

         (iv) all Claims arising under any employment or other agreement, contract, arrangement, understanding or promise (in each case whether oral or written and whether express or implied) between Gray and the Company;

         (v) all Claims arising under any federal, state or local constitution, statute, regulation or ordinance to the extent such claims may be validly waived, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, the Equal Pay Act, as amended, the Fair Labor Standards Act of 1938, as amended, the Family and Medical Leave Act of 1993, as amended; the New Jersey Constitution; the New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act; and

         (vi)     all Claims for any other expense, loss or damage.

                  (b) Gray acknowledges that the consideration provided to him under this Agreement exceeds any payment, benefit and/or other thing of value to which he might otherwise be entitled pursuant to any policy, plan or procedure of the Company or pursuant to any prior agreement or contract with the Company. Gray understand that he is not waiving any rights or Claims that arise after the effective date of this Agreement and that he is not releasing the Company with respect to any rights he may have under any employee benefit plans as defined in
Section 3(3) of ERISA.

                  (c) Gray  further  agrees  that,  except  for the  purpose  of seeking enforcement of the terms of this Agreement, he will not file or institute any civil actions, complaints, charges, claims or other proceedings of any nature or description against the Company before any judicial, administrative or other forum based upon or arising out of any claims, whether asserted or unasserted, that he may possess against the Company. If Gray violates this Agreement by filing or instituting any such civil actions, complaints, charges, claims or other proceedings, Gray agrees to pay all costs and expenses of defending against the suit incurred by the Company, including its reasonable attorneys' fees, disbursements and costs.

         6. Release by the Company. (a) For and in consideration of good and valuable consideration, receipt of which is hereby acknowledged, and except with respect to any obligations under this Agreement, the Notes and the Mortgage, the Company hereby fully and forever releases and discharges Gray from any and all liability for any claim, duty, covenant, warranty, promise, undertaking, obligation, actions, suit, cause of action, debts, accounts, judgments, losses, liabilities or damages, of whatsoever kind or nature, at law, in equity or otherwise, whether presently known or unknown, suspected or unsuspected that the Company may possess arising from any omission act or fact that has occurred from the beginning of time up to any including the date of the Agreement; provided, however, Gray hereby represents and warrants that Gray has no knowledge of any issue, fact or circumstance constituting fraud against the Company or missapropriation of Company funds or property, and Gray acknowledges and agrees that the Company's release of Gray as to claims unknown to the Company (not imputing Gray's knowledge to the Company) is contingent on the accuracy of such representation and warranty. Gray agrees to indemnify and hold harmless the Company from and against any and all charges, claims, causes of action, losses or other expenses, including attorney's fees, incurred by the Company to the extent arising from the issues, facts or circumstances constituting such fraud or misappropriation.

                  (b) The Company agrees that, except for the purpose of seeking enforcement of the terms of this Agreement and any claims for breach thereof (including but not limited to with respect to the Notes and Mortgage), it will not file or institute any civil actions, complaints, charges, claims or other proceedings of any nature or description against Gray before any judicial, administrative or other forum based upon or arising out of any claims, whether asserted or unasserted, that the Company may possess against Gray. If the Company violates this Agreement by filing or instituting any such civil actions, complaints, charges, claims or other proceedings, the Company agrees to pay all costs and expenses of defending against the suit incurred by Gray, including his reasonable attorney's fees, disbursements and costs.

         7. Entire Agreement. This Agreement and the exhibits thereto contain the entire understanding between the Parties with respect to, and contain all terms and conditions pertaining to, the subject matter hereof. This Agreement and the exhibits thereto supersede any prior agreements, arrangements or understandings between the Parties, whether written or oral, relating to the subject matter hereof.

         8. Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, the remainder of the terms and provisions of and obligations in this Agreement and the application of such terms, provisions and undertakings shall not be affected and shall be enforced to the greatest extent permitted by law.

         9. Legal Representation. The Parties represent and warrant to the other that he, she or it has had full opportunity to obtain, and has in fact obtained, the advice of his, her or its own legal counsel with respect to this Agreement.

         10. Notices. Any notice or demand required or permitted to be given or made hereunder to or upon either Party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex, e-mail or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at the following address:

          If to Gray or                      Stephen and Kathleen Gray
          Kathleen Gray:                     9 Pavilica Road
                                             Stockton, New Jersey  08559

          with a copy to:                    Vito A. Gagliardi, Jr.
                                             Porzio, Bromberg & Newman, P.C.
                                             163 Madison Avenue
                                             Morristown, New Jersey  07962-1997

          If to the Company:                 ION Networks, Inc.
                                             1551 South Washington Avenue
                                             Piscataway, New Jersey  08854
                                             Attn: Chairman of the Board of
                                             Directors

          with a copy to:                    James Alterbaum, Esq.
                                             Parker Chapin LLP
                                             405 Lexington Avenue
                                             New York, NY 10174

or such other address as either Party may at any time direct by notice given to the other Party in accordance with this paragraph. The date of giving any such notice shall be, in the case of clause (a)(i), the date of receipt; in the case of clause (a) (ii), five (5) business days after such notice is sent; and in the case of clause (b), the business day next following the date such notice is sent.

         11. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to principles of conflicts or choice of law thereof. The Parties hereto consent to the exclusive jurisdiction of any state or federal court located within the County of Middlesex, New Jersey, and irrevocably agree that all disputes relating to this Agreement shall be litigated in such courts, and the Parties waive any objection which they may have based on improper venue or forum non-conveniens to conduct the proceeding in any such court.

         12. Survival of Obligations. The rights and obligations of the Parties pursuant to this Agreement shall survive the execution of this Agreement.

         13. Counterpart Signature; Facsimile. This Agreement may be signed in counterparts, each of which shall constitute an original, and shall become effective as if executed in a single, complete document upon execution by the undersigned parties. Facsimile signatures of the undersigned parties will have the same force and effect as original signatures.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        ION NETWORKS, INC.

                                        By: /s/ Stephen M. Deixler
                                            ---------------------------

                                            Name:  Stephen M. Deixler
                                            Title: Chairman


                                        /s/ Stephen B. Gray
                                        -------------------------------
                                                 Stephen B. Gray

         By signing below, the undersigned hereby agrees to be bound by the terms and provisions of this Agreement, including (without limitation) Sections 3(a), 3(b), 4(c), 5 and 7 through 13 hereof.

                                    /s/ Kathleen D. Gray
                                    -------------------------------------
                                             Kathleen D. Gray